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THIS AGREEMENT made the 5th day of November, 1996

BETWEEN:

          SOLUCORP INDUSTRIES LTD., a British Columbia company, having an office at 250 West Nyack Road, West Nyack, NY 10994

          (herein called "Solucorp")

                                                               OF THE FIRST PART

AND:

          GLOBAL TECHNOLOGIES INC., a British Columbia company, having an office at 1024-4720 Kingway, Burnaby, B.C.

          (herein called "Global")


                                                              OF THE SECOND PART

WHEREAS:

     A. Solucorp has the rights to the MBS patent pending system for the remediation of heavy metal contaminated soils, ashes and sludges (the "technology");


     B. Global wishes to acquire the rights to the Technology for the territory of Canada (the "territory");

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and premises contained herein, the parties agree as follows:

     1. Solucorp agrees to grant to Global the rights to utilize the Technology (the "License") for use in the Territory for a term of 5 years. The License is exclusive in the Territory except for a non-exclusive license and research contract granted to B.C. Research Institute.

     2. The term of the License will be 5 years (the "Term"); Provided that in the event Global is not in default under the License, it may renew the License for two terms of 5 years each for consideration of $1.00. Solucorp agrees that further extension or renewal will not be unreasonably denied.


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     3. The License will be granted under the terms set out a license agreement between the parties hereto respecting Canada. Global hereby agrees to execute a license agreement generally in the form attached hereto as Schedule "A" amended to reflect the terms of this Agreement and amended further as agreed between the parties.

     4. The price for the granting of the License herein shall be $5,500,000 (Canadian) (the "Purchase Price"), subject to the Adjustment (as herein defined).

     5. The parties agree to commission a valuation of the license being granted herein (the "Valuation"), to be completed within 30 days or as soon after the Closing (as hereafter defined).

     6. The Purchase Price will be paid as follows:

          (a) upon execution of this Agreement, $100,000 as a refundable deposit to be repaid without interest if this transaction does not close;

          (b)  upon Closing, $1,800,000 in cash or certified cheque; and

          (c) upon Closing, and subject to the Adjustment, the issuance of 3,600,000 common shares of Global at a deemed price of $1.00 per share (the "Shares"). If the Valuation has not yet been completed, the Shares will be held in trust by die solicitor for Global who shall release them to Solucorp upon receipt of and subject to the Valuation and the Adjustment.

     7. The Purchase Price will be adjusted (the "Adjustment") on the following terms:

          (a) if the Valuation is more that $5,500,000, the Territory will be reduced such that provinces of Canada from east to west shall be excluded from the Territory on a proportional basis;

          (b) in the event that the Valuation is less than, $5,500,000, the number of Shares shall be reduced so that the Purchase Price equals the Valuation price. In no event will the Purchase Price be reduced below $4,000,000.

     8. In the event Solucorp is subject to a takeover, a merger or an acquisition, Solucorp may repurchase the License for the greater of;


          (a)  $6,000,000 In cash and/or stock or


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          (b)  the fair market value of the unexpired portion of the Term as determined by an independent valuation.

     9. Global will pay to So1ucorp a research fee of $1.00 respecting each ton of soil remediated. Global will provide access to its books to verify payments, due on the 10th day following the end of the month in which the remediation took place.

     10. During the Term, Solucorp will provide to Global the following with respect to any remediation project in the Territory for a price of $30.00 (U.S.) per ton remediated, plus cost only escalation on an annual basis:

          (a)  Remediation equipment;

          (b)  Chemical analysis based on information provided by Global;


          (c)  Field supervision; and

          (d)  Remediation chemicals.

     Global will market the Technology, provide administration, labor, ground and soil preparation, transportation, testing and all other aspects not provided by Solucorp. Global will only acquire the above services and products from Solucorp and from no other source.

     11. This Agreement is conditional upon the receipt by the parties hereto of necessary regulatory and shareholder approval to its completion.

     12. The Closing of the transactions herein will take place on January 6, 1997 (the "Closing").

     13. The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and Intent of this Agreement.

     14. This Agreement and the rights, duties, and obligations of any party hereunder will not be assigned by any party hereto without the prior written consent of the other, which consent may be unreasonably withheld.

     15. There are not representations, warranties, collateral agreements or conditions except as herein specified.


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     16. This Agreement will be governed by and construed in accordance with the law of British Columbia.

     17. This Agreement will endure to the benefit of and be binding upon the parties and their respective successors and assigns.

     18. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

     19. Words and phrases used herein that have acquired special meanings in the environmental remediation business will be read and construed in accordance with the special meanings attaching to those words, unless the context otherwise requires.

     20. Should there be a disagreement or a dispute between the parties hereto with respect to this Agreement or the interpretation thereof, the same will be referred to a single arbitrator pursuant to the Commercial Arbitration Act (British Columbia), and the determination of such arbitrator will be final and binding upon the parties hereto. This Clause 20 will be deemed to be a submission to arbitration in accordance with the Commercial Arbitration Act.

     21. Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of Canada, payable at par in Vancouver, British Columbia.

     22 Delivery of an executed copy of this Agreement by electronic facsimile transmission, telecopy, telex, or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.

     IN WITNESS WHEREOF the parties have executed this Agreement of the date first above written.

SOLUCORP INDUSTRIES LTD.


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Authorized Signatory



GLOBAL TECHNOLOGIES LTD.


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Authorized Signatory